UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                     ------------------------------------


                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                      OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                     ------------------------------------


                                DATE OF REPORT
             (Date of Earliest Event Reported): December 15, 1997


                                NATURADE, INC.
              (Exact Name of Registrant as Specified in Charter)

      DELAWARE
      (State or Other         33-7106-A               23-2442709
      Jurisdiction of         (Commission             (IRS Employer
      Incorporation)          File Number)            Identification No.)


                           7110 EAST JACKSON STREET
                         PARAMOUNT, CALIFORNIA 90723
                   (Address of Principal Executive Offices)

                        Registrant's Telephone Number,
                     Including Area Code: (562) 531-8120

Item 1.  CHANGES IN CONTROL OF REGISTRANT

         On October 17, 1997, Naturade, Inc. (the "Registrant") signed a Term Sheet with Doyle & Boissiere LLC ("D&B"), Taishan Holdings, Inc. ("Taishan Holdings"), and four shareholders of the Registrant, including the Registrant's president, Allan Schulman (collectively, the "Shareholders"), which provides for a transaction in which the Registrant would raise $6,000,000 in cash through the sale of newly issued shares of its common stock ("Common Stock") and preferred stock ("Preferred Stock") in a private placement pursuant to which Health Holdings and Botanicals, Inc., a California corporation controlled by D&B and Taishan Holdings ("Health Holdings"), would acquire control of the Registrant through the ownership of 55% of its outstanding Common Stock (together with the transactions contemplated thereby, the "Transaction").

         On December 15, 1997, the Company consummated the Transaction pursuant to definitive agreements relating to the Transaction, including a Stock Purchase Agreement dated as of December 15, 1997 among the Registrant, the Shareholders and Health Holdings (the "Stock Purchase Agreement") and related agreements filed as exhibits hereto (the "Transaction Documents"). Pursuant to the Stock Purchase Agreement and the other Transaction Documents, (i) the Registrant sold 2,023,222 shares of its Common Stock to Health Holdings (representing approximately 55% of the outstanding common stock of the Registrant after giving effect to the Transaction) for an aggregate purchase price of $6,000,000, (ii) the Shareholders sold to Health Holdings an additional 858,473 shares of the Registrant's Common Stock held by them for approximately $3.00 per share, (iii) the Registrant issued to Health Holdings 1,250,024 shares of its Series A

Convertible Preferred Stock for the purpose of allowing Health Holdings to maintain its 55% interest in the Registrant following consummation of the Transaction, (iv) Health Holdings received registration rights with respect to the shares of Common Stock it acquired and shares of Common Stock issuable upon conversion of shares of the Company's Series A Convertible Preferred Stock, (v) D&B will render strategic and financial consulting services to the Registrant after the closing of the Transaction as long as Health Holdings and its affiliates own 25% or more of the Common Stock of the Registrant for an annual fee of $300,000, (vi) Allan Schulman, President of the Registrant, will continue to be employed by the Registrant following completion of the Transaction for a four-year period at an annual salary of $180,000 in the first year, which amount will decrease by 20% per year thereafter to reflect anticipated decreases in Mr. Schulman's services to the Registrant as he approaches retirement, (vii) Allan Schulman granted the Registrant certain rights to extend the Registrant's lease of its headquarters in Paramount, California (the "Premises"), and (viii) Allan Schulman and the Registrant granted each other certain rights of purchase and sale with respect to the Premises.

         Doyle & Boissiere Fund I, LLC, FINOVA Investment Alliance (the "Fund"), is managed by D&B, and is a Burlingame, California based $100 million fund focused on invigorating well-positioned companies with unusually high potential but constrained by limited capital. D&B assists the companies to realize their potential by combining new operating management with the investment of substantial equity/capital. Health Holdings purchased its interest in the Registrant with cash received from the Fund.

         Taishan, based in New York City, was formed in 1995 to introduce pharmaceutical-grade botanical products to the global marketplace. Taishan is a partner in Taishan Pharmaceuticals, Ltd., a joint venture to be formed and headquartered in Beijing, China, with the Chinese Ministry of Health's State Administration of Traditional Chinese Medicine.

         This Current Report on Form 8-K contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risk and uncertainties some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Statements in this Current Report on Form 8-K describe certain factors that could contribute to or cause such differences including, but not limited to, unanticipated developments in any one or more of the following areas: the rate of consumer acceptance of new product introductions, competition, the number and nature of customers and their product orders, pricing, sourcing and sales (including foreign government regulation, trade and importation concerns and fluctuation in exchange rates), borrowing costs, changes in taxes due to change in the mix of U.S. and non-U.S. revenue, pending or threatened litigation, the availability of key personnel and other risk factors which may be detailed from time to time in the Company's Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on any forward-looking statement contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

         (a)   Financial Statements of Businesses Acquired.

               Not applicable.

         (b)   Pro Forma Financial Information.

               Not applicable.

         (c)   Exhibits.

               2 Stock Purchase Agreement dated as of December 15, 1997 ("Stock Purchase Agreement") by and among Naturade, Inc., Allan Schulman, L.S. Smith, Dallas Gold & Silver Exchange, Inc., Barry M. Zwick and Health Holdings and Botanicals, Inc. (Schedules and Exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such Schedules and Exhibits are listed and described in the Stock Purchase Agreement. Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted Schedules and Exhibits.)

               4 Registration Rights Agreement dated as of December 15, 1997 by and between the Registrant and Health Holdings and Botanicals, Inc.

               10.1 Consulting Agreement dated as of December 12, 1997 by and between the Registrant and Doyle & Boissiere LLC

               10.2 First Amendment to Lease dated as of December 15, 1997 by and among Allan Schulman and the Registrant (collectively as landlord) and the Registrant (as tenant)

               10.3 Mutual Option Agreement dated as of December 15, 1997 ("Mutual OptionAgreement") by and between the Registrant and Allan Schulman (Schedules and Exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such Schedules and Exhibits are listed and described in the Mutual Option Agreement. Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted Schedules and Exhibits.)

               10.4 Employment, Consulting and Non-Competition Agreement by and between the Registrant and Allan Schulman







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


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NATURADE, INC.


                              By:  /s/ Allan Schulman
                                 -------------------------------
                                  Allan Schulman,
                                  Chief Executive Officer

Dated: December 23, 1997

                               INDEX TO EXHIBITS

                                                                  Sequentially
Exhibit                                                             Numbered
 Number    Description of Exhibit                                     Page
--------------------------------------------------------------------------------
   2       Stock Purchase Agreement dated as of December 15,
           1997 ("Stock Purchase Agreement") by and among
           Naturade, Inc., Allan Schulman, L.S. Smith, Dallas
           Gold & Silver Exchange, Inc., Barry M. Zwick and
           Health Holdings and Botanicals, Inc. (Schedules and
           Exhibits have been omitted pursuant to Rule 601(b)(2)
           of Regulation S-K. Such Schedules and Exhibits are
           listed and described in the Stock Purchase Agreement.
           Registrant hereby agrees to furnish supplementally to
           the Securities and Exchange Commission, upon its
           request, any or all of such omitted Schedules and
           Exhibits.)                                                     9

   4       Registration Rights Agreement dated as of December
           15, 1997 by and between the Registrant and Health
           Holdings and Botanicals, Inc.                                 61

   10.1    Consulting Agreement dated as of December 12, 1997
           by and between the Registrant and Doyle & Boissiere
           LLC                                                           81

   10.2    First Amendment to Lease dated as of December 15,
           1997 by and among Allan Schulman and the Registrant
           (collectively as landlord) and the Registrant (as
           tenant)                                                       88

   10.3    Mutual Option Agreement dated as of December 15,
           1997 ("Mutual Option Agreement") by and between the
           Registrant and Allan Schulman (Schedules and Exhibits
           have been omitted pursuant to Rule 601(b)(2) of
           Regulation S-K. Such Schedules and Exhibits are listed
           and described in the Mutual Option Agreement.
           Registrant hereby agrees to furnish supplementally to
           the Securities and Exchange Commission, upon its
           request, any or all of such omitted Schedules and
           Exhibits.)                                                    90

   10.4    Employment, Consulting and Non-Competition Agreement
           by and between the Registrant and Allan Schulman              95

                                                                  EXHIBIT 2


                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT, dated as of December 15, 1997, (this "AGREEMENT"), is by and among NATURADE, INC., a Delaware corporation (the "COMPANY"), ALLAN SCHULMAN, L.S. SMITH, DALLAS GOLD & SILVER EXCHANGE, INC., a Nevada corporation ("DGSE"), and BARRY M. ZWICK, (collectively, the "SHAREHOLDERS"), and HEALTH HOLDINGS AND BOTANICALS, INC., a California corporation (the "BUYER"). The Buyer, the Company and the Shareholders are referred to collectively herein as the "PARTIES."

      The Shareholders own more than fifty per cent (50%) of the outstanding shares of common stock, $.0001 par value per share, of the Company ("COMMON STOCK"). This Agreement contemplates a transaction in which the Buyer will purchase from the Shareholders, and the Shareholders will sell to the Buyer, a portion of their respective holdings of such outstanding shares of Common Stock, and the Company will sell newly-issued shares of Common Stock and Series A Convertible Preferred Stock to the Buyer, in each case in return for cash.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1.    DEFINITIONS.

      "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

      "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "AFFILIATED GROUP" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

      "APPLICABLE RATE" means the corporate base rate of interest publicly announced from time to time by the Bank of America National Trust and Savings Association.




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                                  Page 9 of 103

      "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

      "BUYER" has the meaning set forth in the preface above.

      "CLOSING" has the meaning set forth in Section 2(c) below.

      "CLOSING DATE" has the meaning set forth in Section 2(c) below.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMPANY" has the meaning set forth in the preface above.

      "COMPANY SHARE" means any share of the common stock, par value $0.0001 per share, of the Company.

      "CONFIDENTIAL INFORMATION" means any information concerning the business and affairs of the Company that is not already generally available to the public.

      "CONTROL EVENT" means the occurrence of any of the following: (i) the acquisition by a Person, other than D&B or its Affiliate, of at least 15% of the Company Shares then outstanding, (ii) any merger, consolidation or liquidation of the Company or in which the Company is a party, in each case into or with a person other than D&B or its Affiliate, (iii) the sale of all or a substantial portion of all of the assets of the Company to a person other than D&B or its Affiliate, or (iv) the completion after the Closing Date of one or more offerings of Company securities registered under the Securities Act, the aggregate gross proceeds of which offering(s) are at least $10,000,000.

      "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Section 1563.

      "D&B" means Doyle & Boissiere LLC or, at its' sole election, an Affiliate thereof.

      "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Reg. Section 1.1502-13 promulgated under the Code.

      "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 below.

      "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee



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                                 Page 10 of 103

Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

      "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

      "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

      "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "EXCESS LOSS ACCOUNT" has the meaning set forth in Reg. Section 1.1502-19 promulgated under the Code.

      "EXISTING OPTION" means each warrant, option, contract or similar right of or granted by the Company (other than the Preferred Stock) to purchase Company Shares from the Company, which warrant, option, contract or similar right is outstanding on the date hereof.

      "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

      "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

      "FINANCIAL STATEMENT" has the meaning set forth in Section 4(g) below.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) below.

      "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) below.

      "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "KNOWLEDGE" means actual knowledge after reasonable investigation.

      "KNOWLEDGE OF THE COMPANY" or other similar phrases shall mean and include the Knowledge of Allan Schulman and Paul Shapnick.

      "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.




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                                 Page 12 of 103

      "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

      "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in
Section 4(g) below.

      "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 4(g) below.

      "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4(g) below.

      "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section
3(37).

      "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "PARTY" has the meaning set forth in the preface above.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "PREFERRED STOCK" or "SERIES A PREFERRED STOCK" means Series A Convertible Preferred Stock, par value $.0001 per share, of the Company.

      "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

      "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

      "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

      "REQUISITE SHAREHOLDERS" means Shareholders holding in the aggregate more than fifty percent (50%) in interest of the Company Shares as set forth in Section 4(b) of the Disclosure Schedule.

      "SEC DOCUMENTS" means, collectively, the Company's Report on Form 10-K filed under the Securities Exchange Act for the year ended September 30, 1996 and each of the Company's Reports on Form 10-Q for each of the quarters thereafter.



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                                 Page 13 of 103

      "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the regulations promulgated thereunder.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the regulations promulgated thereunder.

      "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "SHAREHOLDER" has the meaning set forth in the preface above.

      "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "TERM SHEET" means the Term Sheet dated October 17, 1997 by and among the Parties.

      "THI TRANSACTION" has the meaning specified in Section 3(b)(vi) hereof.




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                                 Page 14 of 103

      "TRANSACTION" means the transaction contemplated hereby, including the purchase and sale of the Company Shares and Preferred Stocks contemplated by
Section 2 hereof.

      "THIRD PARTY CLAIM" has the meaning set forth in Section 8(d) below.

      "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, each agreement in the form of an Exhibit hereof, and each other document, agreement and instrument to be delivered hereunder or contemplated hereby.

      2. PURCHASE AND SALE OF COMPANY SHARES.

            (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer shall purchase a total of 2,881,695 Company Shares and 1,250,024 shares of Preferred Stock as follows: (i) the Shareholders shall sell to the Buyer 858,473 Company Shares owned by them (approximately 16.5% of all Company Shares, giving effect to the Transaction) as follows: Allan Schulman shall sell 650,473 Company Shares, L.S. Smith shall sell 50,000 Company Shares, DGSE shall sell 108,000 Company Shares and Barry M. Zwick shall sell 50,000 Company Shares; and (ii) the Company shall issue and sell to the Buyer 2,023,222 newly issued Company Shares (approximately 38.5% of all Company Shares, giving effect to the Transaction), and 1,250,024 shares of Preferred Stock.

            (b) PURCHASE PRICE. The Buyer agrees to pay to the Shareholders and the Company at the Closing an aggregate of $8,575,419 (the "PURCHASE PRICE") by delivery of cash payable by wire transfer or delivery of other immediately available funds as follows: (i) the Buyer shall pay to the Shareholders shall receive a total of $2,575,419 as follows: Allan Schulman shall receive $1,951,419, L.S. Smith shall receive $150,000, DGSE shall receive $324,000, and Barry M. Zwick shall receive $150,000; and (ii) the Buyer shall pay to the Company a total of $6,000,000 ("COMPANY PROCEEDS").

            (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, at 2121 Avenue of the Stars, Los Angeles, California, commencing at 9:00 a.m. local time on the date of the execution and delivery hereof, or such other date as the Parties may mutually determine (the "CLOSING DATE").





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                                 Page 15 of 103

            (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Shareholders and the Company will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Shareholders and the Company the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the Shareholders and the Company will deliver to the Buyer stock certificates representing the Company Shares and Preferred Stock to be sold to Buyer by such Person hereunder, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to each of the Shareholders and the Company the consideration specified in Section 2(b) above.

            (e) TERMS OF THE PREFERRED STOCK. The Preferred Stock shall be entitled to the rights, preferences and privileges set forth in the Certificate of Designations in the form of Exhibit F hereto and filed with the Delaware Secretary of State prior to the execution hereof or simultaneously herewith.

            (f) USE OF PROCEEDS. The Company Proceeds shall be directly paid by the Buyer into an interest bearing segregated account (the "DISBURSEMENT ACCOUNT") of the Company. Upon the deposit in the Disbursement Account, the Company Proceeds will be the sole and exclusive property of the Company, and neither the Buyer, D&B nor any other Party shall have any rights thereto. Funds shall be released from the Disbursement Account only upon and only upon written authorization of two Persons, each of whom shall be either the President of the Company or a member of the board of directors designated in writing by Doyle & Boissiere LLC.

      3.    REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

            (a) REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders severally (but not jointly) represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself or itself, except as set forth in Annex I attached hereto.

                  (i) ORGANIZATION OF CERTAIN SHAREHOLDERS. If the Shareholder is a corporation, the Shareholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.





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                                 Page 16 of 103

                  (ii) AUTHORIZATION OF TRANSACTION. The Shareholder has full power and authority (including, if the Shareholder is a corporation, full corporate power and authority) to execute and deliver each Transaction Document to be executed and delivered by such Shareholder, and to perform his or its obligations hereunder and thereunder. Each Transaction Document executed and delivered by such Shareholder constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by (A) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (B) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents except for such notices, filings, authorizations, consents and approvals which, if not given, made or obtained, would not have a material adverse effect on the Company.

                  (iii) NONCONTRAVENTION. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (A) if the Shareholder is a corporation, violate any provision of its charter or bylaws, (B) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Shareholder is subject or, if the Shareholder is a corporation, any provision of its charter or bylaws or (B), or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he or it is bound or to which any of his or its assets is subject, except, in the case of each of (B) and (C) above, for such violations, conflicts, breaches, defaults, creations or requirements which, individually and in the aggregate, would not have a material adverse effect on the Company.

                  (iv) BROKERS' FEES. The Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction for which the Buyer could become liable or obligated.

                  (v) INVESTMENT. The Shareholder (A) is a sophisticated investor with knowledge and experience in business and financial matters, and (B) is able to bear the economic risk in the Transaction.

                  (vi) COMPANY SHARES. The Shareholder holds of record and owns beneficially the number of Company Shares to be sold by such Shareholder hereunder, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and applicable state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than the Term Sheet and this Agreement). Except with respect to the Term Sheet, the Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

            (b) REPRESENTATIONS AND WARRANTIES OF CERTAIN SHAREHOLDERS. Each of Allan Schulman and Barry M. Zwick severally (but not jointly) represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule (as defined below) or the SEC Documents, as of the Closing Date and to such Shareholder's Knowledge, there has occurred no event or circumstance concerning the Company which, if determined adversely to the Company, would have a material adverse effect on the business or financial condition of the Company.

            (c) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Shareholders and the Company that the statements contained in this Section 3(c) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(c)), except as set forth in Annex II attached hereto.

                  (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver the Transaction Documents to be delivered by it hereunder and to perform its obligations hereunder and thereunder. Each such Transaction Document constitutes the valid and legally binding obligations of the Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by
      (A) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (B) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the Transaction except for such notices, filings, authorizations, consents and approvals which, if not given, made or obtained, would not have a material adverse effect on the Buyer.

                  (iii) NONCONTRAVENTION. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (A) violate any provision of its charter or bylaws, (B) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except, in the case of each of (B) and
      (C) above, for such violations, conflicts, breaches, defaults, creations or requirements which, individually and in the aggregate, would not have a material adverse effect on the Buyer.

                  (iv) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction for which any Shareholder could become liable or obligated.

                  (v) INVESTMENT. The Buyer (A) is a sophisticated investor with knowledge and experience in business and financial matters, (B) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in the Transaction, (C) is able to bear the economic risk in the Transaction, and (D) is an Accredited Investor. The Buyer is not acquiring Company Shares or the Preferred

      Stock from the Company with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. The Buyer understands that the Company Shares and the Preferred Stock acquired from the Company hereunder, and the shares of Common Stock to be acquired by the Buyer from the Shareholders hereunder, will be restricted securities (as defined under the Securities Act), and may not be transferred except as permitted under an applicable exemption contained in the Securities Act and applicable state blue sky laws or upon satisfaction of the registration, qualification and prospectus delivery requirements of the Securities Act and applicable state blue sky laws.

                  (vi) THI. Taishan Holdings, Inc. ("THI"), is a British Virgin Islands corporation. William S. Doyle and Anders Brag own 50% and 25%, respectively, of THI. THI is a 51% party to an agreement to form a joint venture (the "JOINT VENTURE") with the Ministry of Health of the People's Republic of China, among other Persons. THI and D&B are not Affiliates as of the date of this Agreement. Prior to the execution hereof or simultaneously herewith, D&B has effected or is effecting an investment with Buyer pursuant to which, among other things, D&B has acquired or is acquiring shares of convertible preferred stock of the Buyer for a total purchase price approximately $8,575,419, which is being used by the Buyer to fund the Transaction. Giving effect to the Transaction and the investment described above (a) D&B and Anders Brag will hold shares of convertible preferred stock of the Buyer representing approximately 85% of the outstanding stock of the Buyer on a fully diluted basis, (b) THI will hold not more than approximately 15% of the outstanding shares of the Buyer on a fully diluted basis, (c) the Buyer will have no shareholder other than D&B, Anders Brag and THI, and (d) the Buyer will have at most two investments: its interest in the Joint Venture and the Company Shares and Preferred Stock being acquired pursuant to this Agreement. The transactions described in this Section 3(b)(vi) above are collectively referred to below as the "THI TRANSACTION".

      4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. Each of Allan Schulman and the Company represents and warrants severally, but not jointly, to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in (i) the SEC Documents, or (ii) the disclosure schedule delivered by the Company to the Buyer on the date hereof and initialed by an authorized officer of the Company (the "DISCLOSURE SCHEDULE"). Nothing in the SEC Documents or the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the exception is described with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4. Matters expressly and specifically disclosed in Disclosure Schedule or other schedule hereto in reference to any specific section will be deemed to be disclosed for all purposes of this Section 4.

            (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Company. The Company has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the business in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Company has delivered or made available to the Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects. The Company is not in default under or in violation of any provision of its charter or bylaws.

            (b) CAPITALIZATION. The entire authorized capital stock of the Company consists of 50,000,000 Company Shares, as of December 11, 1997, of which 3,297,223 Company Shares are issued and outstanding, and 2,000,000 shares of "blank check" preferred stock, $.0001 par value, of which 1,500,000 such shares have been designated Series A Convertible Preferred Stock. No Company Shares are held in treasury. There are Existing Options for the purchase of Company Shares. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable. The Disclosure Schedule sets forth all outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights granted by the Company.

            (c) NONCONTRAVENTION. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any provision of the charter or bylaws of the Company , (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject, or
(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except, in the case of each of (ii) and (iii) above, for such violations, conflicts, breaches, defaults, creations or requirements which, individually and in the aggregate, would not have a material adverse effect on the Company. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the Transaction (other than as may be required under the Securities Act and applicable blue sky laws), except for such notices, filings, authorizations, consents and approvals which, if not given, made or obtained, would not have a material adverse effect on the Company.

            (d) BROKERS' FEES. The Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction.

            (e) TITLE TO ASSETS. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

            (f) SUBSIDIARIES. The Company has no Subsidiaries and has no direct or indirect stock or other equity or ownership interest in any corporation (other than 108,000 shares of common stock of DGSE), association, partnership, joint venture or other entity.

            (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit B are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal years ended September 30, 1994, September 30, 1995 and September 30, 1996 (the "MOST RECENT FISCAL YEAR END") for the Company; and (ii) unaudited statements of financial position, operations and cash flows (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the fiscal year ended September 30, 1997 (the "MOST RECENT FISCAL MONTH END") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

            (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

                  (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (iii) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which any of the Company is a party or by which it is bound;

                  (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

                  (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) except with respect to the charter amendments creating the Preferred Stock and the Series A Convertible Preferred Stock, there has been no change made or authorized in the charter or bylaws of the Company;

                  (xii) except for the issuance of Company Shares to Von Vanzant, Tony Roth and Scott Dmitrenko and pursuant to the exercise of outstanding options and warrants, the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) except for the Transaction, the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company; and

                  (xxii) the Company has not committed to any of the foregoing.

            (i) UNDISCLOSED LIABILITIES. The Company has no Liabilities except for (i) Liabilities reflected or reserved against on the face of the Most Recent Balance Sheet, (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and
(iii) Liabilities under this Agreement or under other Contracts disclosed in the Disclosure Schedule. None of the Liabilities described under the immediately preceding clause (iii) would be required by GAAP to be reflected on or reserved against on the balance sheet of financial statements of the Company, or in any notes thereto.

            (j) LEGAL COMPLIANCE. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect on the Company, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

            (k)   TAX MATTERS.

                  (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except where the failure to withhold would not have a material adverse effect on the Company..

                  (iii) The Company has not received notice that any taxing authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company claimed or raised by any authority in writing nor, to the Company's Knowledge, is there any basis therefor.
      Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company for taxable periods ended on or after January 1, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered or made available to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company since January 1, 1992.

                  (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not ever been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (B) has no Liability for the Taxes of any Person (other than of the Company) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) Section 4(k) of the Disclosure Schedule sets forth as of the most recent practicable date the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company. The Company has no deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction.

                  (vii) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

            (l)   REAL PROPERTY.

                  (i) The SEC Documents and the Section 4(l)(i) of the Disclosure Schedule together list and describe briefly all real property that the Company owns. With respect to each such parcel of owned real property:

                        (A) the Company has good and marketable title to the
            parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                        (B) there are no pending or, to the Company's Knowledge,
            threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                        (C) the legal description for the parcel contained in
            the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                        (D) all facilities have received all material approvals
            of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with material applicable laws, rules, and regulations;

                        (E) there are no leases, subleases, licenses,
            concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                        (F) there are no outstanding options or rights of first
            refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                        (G) there are no parties (other than the Company) in
            possession of the parcel of real property, other than tenants under any leases disclosed in Section 4(l)(i) of the Disclosure Schedule who are in possession of space to which they are entitled;

                        (H) all facilities located on the parcel of real
            property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable material laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

                        (I) each parcel of real property abuts on and has direct
            vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

                  (ii) The SEC Documents and Section 4(l)(ii) of the Disclosure Schedule list and describe briefly all real property leased or subleased to the Company. The Company has delivered or made available to the Buyer correct and complete copies of the leases and subleases listed in the SEC Documents or Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in the SEC Documents or Section 4(l)(ii) of the Disclosure Schedule:

                        (A) the lease or sublease is legal, valid, binding,
            enforceable, and in full force and effect, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law;

                        (B) the lease or sublease will continue to be legal,
            valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as such enforceability may be limited by
            (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law;

                        (C) no party to the lease or sublease is in breach or
            default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (D) no party to the lease or sublease has repudiated any
            provision thereof;

                        (E) there are no disputes, oral agreements, or
            forbearance programs in effect as to the lease or sublease;

                        (F) with respect to each sublease, the representations
            and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                        (G) the Company has not assigned, transferred, conveyed,
            mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                        (H) all facilities leased or subleased thereunder have
            received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable material laws, rules, and regulations; and

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                        (I) all facilities leased or subleased thereunder are
            supplied with utilities and other services necessary for the operation of said facilities.; and

                        (J) the owner of the facility leased or subleased has
            good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

            (m)   INTELLECTUAL PROPERTY.

                  (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, the Company has not ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Company's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

                  (iii) The SEC Documents or Section 4(m)(iii) of the Disclosure
      Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual

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


     Property (together with any exceptions). The Company has delivered or made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The SEC Documents or Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with its business. With respect to each item of Intellectual Property required to be identified in the SEC Documents or Section 4(m)(iii) of the Disclosure
     Schedule:

                        (A) the Company possesses all right, title, and interest
            in and to the item, free and clear of any Security Interest, license, or other restriction;

                        (B) the item is not subject to any outstanding
            injunction, judgment, order, decree, ruling, or charge;

                        (C) no action, suit, proceeding, hearing, investigation,
            charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                        (D) the Company has not agreed to indemnify any Person
            for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) The SEC Documents or Section 4(m)(iv) of the
            Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered or made available to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in the SEC Documents or Section 4(m)(iv) of the Disclosure Schedule:

                        (A) the license, sublicense, agreement, or permission
            covering the item is legal, valid, binding, enforceable, and in full force and effect, except as such enforceability may be limited by

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            (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law;

                        (B) the license, sublicense, agreement, or permission
            will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law;

                        (C) no party to the license, sublicense, agreement, or
            permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (D) no party to the license, sublicense, agreement, or
            permission has repudiated any provision thereof;

                        (E) with respect to each sublicense, the representations
            and warranties set forth in subsections (A) through (D) above are true and correct in all material respects with respect to the underlying license;

                        (F) the underlying item of Intellectual Property is not
            subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (G) no action, suit, proceeding, hearing, investigation,
            charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                        (H) the Company has not granted any sublicense or
            similar right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted, except for such interferences, infringements, misappropriations, or conflicts which would not, individually or in the aggregate, have a material adverse effect on the Company.

            (n) TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

            (o) INVENTORY. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. The present quantities of all inventory are reasonable in the present circumstances of the business and are expected to be used in production or sold within the next nine (9) months in the Company's Ordinary Course of Business.

            (p) CONTRACTS. The SEC Documents or Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $10,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement with any of the Shareholders and their Affiliates (other than the Company);

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

The Company has delivered or made available to the Buyer a correct and complete copy of each written agreement listed in the SEC Documents or Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in the SEC Documents or Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law;
(B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

            (q) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, and are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

            (r) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

            (s) INSURANCE. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company.

            (t) LITIGATION. The SEC Documents or Section 4(t) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

            (u) PRODUCT WARRANTY. To the Knowledge of the Company, each product manufactured, sold, leased, or delivered by the Company has been in material conformity with all applicable contractual commitments and all express and implied warranties. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

            (v) LABOR DISPUTES. To the Knowledge of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. To the Knowledge of the Company, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

            (w)   EMPLOYEE BENEFITS.

                  (i) The SEC Documents or Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                        (A) Each such Employee Benefit Plan (and each related
            trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                        (B) All required reports and descriptions (including
            Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code
            Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (C) All contributions (including all employer
            contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                        (D) Each such Employee Benefit Plan which is an Employee
            Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                        (E) The market value of assets under each such Employee
            Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                        (F) The Company has delivered or made available to the
            Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that any of the Company, and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                        (A) No such Employee Benefit Plan which is an Employee
            Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Company , threatened.

                        (B) There have been no Prohibited Transactions with
            respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, there is no Basis for any such action, suit, proceeding, hearing, or investigation.

                        (C) The Company has not incurred, and to the Knowledge
            of the Company does not expect to incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of

            ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) None of the Company and the other members of the Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iv) The Company does not maintain and has never maintained or contributed, or ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

            (x) GUARANTIES. The Company is not a guarantor or otherwise is not liable for any Liability or obligation (including indebtedness) of any other Person.

            (y)   ENVIRONMENT, HEALTH, AND SAFETY.

                  (i) The Company has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) The Company does not have any Liability (and the Company has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that is likely to form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) All properties and equipment used in the business of the Company, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

            (z) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. None of the Shareholders and their Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Shareholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

            (aa) DISCLOSURE. The representations and warranties contained in this Section 4, and the statements and information contained in the SEC Documents, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

      5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

            (a) GENERAL. Each of the Parties will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

            (b) NOTICES AND CONSENTS. The Company shall give, and the Shareholders will use their reasonable best efforts to cause the Company to give, any notices to third parties, and the Shareholders will use their reasonable best efforts to cause the Company to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Shareholders will use their reasonable best efforts to cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above.

            (c) OPERATION OF BUSINESS. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, and the Shareholders shall not take any action inconsistent therewith. Without limiting the generality of the foregoing, the Shareholders will not take any action to cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or
(ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above, and the Company shall not do any of the foregoing and has not done any of the foregoing since December 11, 1997, except as expressly permitted hereby or disclosed in the Disclosure Schedule. Except as contemplated hereby, no Shareholder will sell, assign, hypothecate or otherwise transfer any interest in any Company Shares or any other Company security owned by such Shareholder, or enter into any extraordinary transactions.

            (d) PRESERVATION OF BUSINESS. The Company shall, and the Shareholders will cause use their reasonable best efforts to cause the Company to, keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

            (e) FULL ACCESS. The Company and each of the Shareholders will permit, and the Shareholders will use their reasonable best efforts to cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

            (f) NOTICE OF DEVELOPMENTS. The Company (and any Shareholder having Knowledge thereof) will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement Annex I, Annex II, the SEC Documents or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.




                                      -34-

                                 Page 42 of 103
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            (g) EXCLUSIVITY. From and after execution of this Agreement by the
Company until Closing or Termination hereof, whichever occurs first, (i) none of the Shareholders will (and the Shareholders will not cause or permit the Company to) (A) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Company (including any acquisition structured as a merger, consolidation, or share exchange) or(B) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; (ii) none of the Shareholders will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange; and (iii) the Shareholders will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. From and after execution of this Agreement by the Company until Closing or Termination hereof, whichever occurs first, neither the Company nor any Shareholder shall enter into discussions or negotiations with any other person or entity concerning any alternative sources of capital and/or other forms of financing for the Company, or with respect to any sale of the Company's assets (except for sales of inventory in the Ordinary Course of Business) or stock.

            (h) LEASE EXTENSION AND PURCHASE OPTION. Simultaneously with the Closing, the Parties shall enter into agreements on such terms as they may mutually agree in order to extend the lease of the Company's premises and grant to the Buyer a purchase option with respect thereto (the "Lease Extension and Purchase Option").

      6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

            (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Shareholders acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company; PROVIDED, HOWEVER, that, nothing in this Section 6(a) shall be construed to waive any attorney client privilege otherwise available to any Party.

            (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand (other than as between a Party and any other Party hereto) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

            (c) TRANSITION. None of the Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of the Shareholders will refer all customer inquiries relating to the business of the Company to the Company from and after the Closing.

      7. CONDITIONS TO OBLIGATION TO CLOSE.

            (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Shareholders and the Company shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) the Company shall have procured and delivered to Buyer
      (A) a consent by South Bay Bank to the Transaction satisfactory to the Buyer, and (B) the third party consents specified in Section 5(b) above;




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


                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
      (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares or the Preferred Stock and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) the Shareholders and the Company shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                  (vi) the Company shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

                  (vii) the Company shall have entered executed and delivered to Buyer the Registration Rights Agreement, and the same shall be in full force and effect;

                  (viii) the Lease Extension and Purchase Option shall have been entered into by the parties listed on the signature pages thereof, and shall be in full force and effect;

                  (ix) the Buyer shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                  (x) the Buyer shall have received the resignations, effective as of the Closing, of each director (other than Allan Schulman and Barry
      M. Zwick) and officer of the Company other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;

                  (xi) all actions to be taken by the Shareholders and the Company in connection with consummation of the Transaction contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer;

                  (xii) all conditions precedent to the consummation of the THI Transaction shall have been satisfied, and the THI Transaction shall have been consummated prior to or simultaneously with the Transaction; and

                  (xiii) the spouse of each individual, married Shareholder shall have executed and delivered to the Buyer an Acknowledgment and Agreement of Spouse in form and substance as set forth in Exhibit E hereto.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

            (b) CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SHAREHOLDERS. The obligation of the Company and the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) the Buyer shall have delivered to the Company and the Shareholders a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;





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


                  (v) the Company shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

                  (vi) the Company and the Shareholders shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Company and the Shareholders, and dated as of the Closing Date; and

                  (vii) L.S. Smith shall simultaneously with the Closing be appointed as an observer at meetings of the Board of Directors following the Closing for one year subject to Mr. Smith's executing and delivering a confidentiality agreement reasonably acceptable to the Company; and

                  (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company and the Requisite Shareholders.

The Company and Requisite Shareholders may waive any condition specified in this
Section 7(b) if they execute a writing so stating at or prior to the Closing.

      8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

            (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations) until twenty days following the date of release by the Company's auditors of their report on the financial statements for the fiscal year ending September 30, 1998; provided, however, that the representations and warranties contained in Section 3(a)(vi) shall survive indefinitely.

            (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                  (i) In the event any of the Shareholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Shareholders has breached) any of their representations, warranties, and covenants made by such Shareholder herein (other than the covenants in




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      Section 2(a) above and the representations and warranties in Section 3 above), and, if there is an applicable survival period pursuant to
      Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Shareholder pursuant to Section 11(h) below within such survival period, then each of the Shareholders severally (but not jointly) agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) In the event either of Allan Schulman or Barry M. Zwick (as used in this Section 8, the "Indemnifying Shareholders") breaches (or in the event any third party alleges facts that, if true, would mean of the Indemnifying Shareholders has breached) any of the covenants made by such Shareholder in Section 2 above or any representations or warranties made by such Shareholder in Section 3 above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Shareholder pursuant to Section 11(h) below within such survival period, then such Indemnifying Shareholder severally (but not jointly) agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SHAREHOLDERS. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that any of the Shareholders makes a written claim for indemnification against the Buyer pursuant to Section 11(h) below within such survival period, then the Buyer agrees to indemnify each of the Shareholders from and against the entirety of any Adverse Consequences the Shareholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Shareholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            (d)   MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party

      Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

            (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

            (f) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

            (g) LIMITATIONS ON INDEMNITY.

                  (i)  [Intentionally omitted]

                  (ii) The Buyer may not recover for Adverse Consequences suffered by it pursuant to Section 8(b) until the aggregate amount relating to such Adverse Consequences for which the Buyer is entitled to indemnification under Section 8(b) exceeds One Hundred Thousand Dollars ($100,000) (the "Deductible"). In the event the aggregate amount relating to such Adverse Consequences for which the Buyer is entitled to indemnification pursuant to Section 8(b) exceeds the Deductible, the Buyer may recover the full amount relating to such Adverse Consequences.



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                                 Page 50 of 103
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                  (iii) The maximum amount relating to Adverse Consequences for which each Shareholder shall be liable pursuant to Section Section 8(b)(i) and (ii) shall be the portion of the Purchase Price received by such Shareholder hereunder.

                  (iv) The liability of each Shareholder, on the one hand, and the Buyer, on the other, under the indemnification provisions of Section
      Section 8(b) and (c) hereof respectively with respect to any claim for indemnification hereunder shall be subject to reduction for the Tax benefit as and when realized in accordance with Section 8(h) and for proceeds from insurance benefits actually realized in cash by the indemnified Person in connection with the loss or damage suffered by such Person which forms the basis of indemnifying Person's liability hereunder.

            (h) TAX BENEFIT EFFECTS OF PAYMENTS. Within 90 days after the filing of each federal income tax return of the Company for the five-year period following the Closing Date, the Buyer shall pay the Shareholders the amount of all Net Tax Benefits (defined below) to the Buyer from amounts paid pursuant to the indemnification provisions of this Section 8 ("Indemnified Amounts") realized during such taxable year, provided, however, that, upon a sale of the Company, all obligations under this Section 8(h) shall immediately terminate and this Section 8(h) shall be null and void and of no further force and effect. By October 31 of each such calendar year, each Shareholder shall pay to the Buyer the amount of any Net Tax Benefit to such Shareholder from Indemnified Amounts realized during the most recent taxable year of such Shareholder ended before such October 31.

                  (i) A Net Tax Benefit to Buyer from an Indemnified Amount realized during a taxable year means, with respect to Adverse Consequences suffered by the Buyer in accordance with its method of Tax accounting during such taxable year, the net (i.e., after reduction by the total amount of any additional income Taxes that may be incurred during any taxable year by the Buyer from accrual or receipt of any payment in respect of amounts received or required to be received by the Buyer pursuant to indemnification under this Section 8) reduction in aggregate actual income Tax liability of the Buyer for such taxable year arising as a result of taking into account any deduction (including depreciation or amortization) or credit allowable to the Buyer for such taxable year





                                      -43-

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


      attributable to so incurring or paying such amounts (determined by calculating such aggregate actual income Tax liability first by excluding such deduction or credit and then by including such deduction or credit in the determination thereof); provided, however, under no circumstance shall any Net Tax Benefit to the Buyer from Indemnified Amounts with respect to any Adverse Consequences exceed the amount actually received by the Buyer in respect of such Adverse Consequences as indemnification pursuant to this Section 8.

                  (ii) A Net Tax Benefit to a Shareholder from Indemnified Amounts realized during a taxable year of a Shareholder means, with respect to Adverse Consequences suffered by a Shareholder in accordance with his or her method of Tax accounting during such taxable year the net (i.e., after reduction by the total amount of any additional income Taxes that may be incurred during any taxable year by the Shareholder from accrual or receipt of any payment in respect of amounts received or required to be received by such Shareholder pursuant to indemnification under this Section 8) reduction in aggregate actual income Tax liability of such Shareholder for such taxable year arising as a result of taking into account any deduction (including depreciation or amortization) or credit allowable to the Shareholder for such taxable year attributable to so incurring or paying such amounts (determined by calculating such aggregate actual income Tax liability first by excluding such deduction or credit and then by including such deduction or credit in the determination thereof); provided, however, under no circumstances shall any Net Tax Benefit to a Shareholder from Indemnified Amounts with respect to any Adverse Consequences exceed the amount actually received by such Shareholder in respect of such Adverse Consequences as indemnification pursuant to this Section 8.

                  (iii) Appropriate payments shall be made between the Buyer and each Shareholder to take account of any subsequent disallowance by governmental authorities of competent jurisdiction of any deduction (including depreciation or amortization) or credit claimed which previously resulted in a payment requirement under this Section 8 (h).

      9. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Buyer and Shareholders for certain tax matters following the Closing Date:

            (a)   COOPERATION ON TAX MATTERS.

                  (i) Buyer, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Shareholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) Buyer and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (iii) Buyer and the Shareholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

            (b) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.





                                      -45-

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      10.   MODIFICATION OF CONSULTING AGREEMENT.

            L.S. Smith and the Company hereby amend the Consulting Agreement, dated February 1,1994, between such Parties (the "SMITH CONSULTING AGREEMENT") as follows:

            (a) Notwithstanding anything to the contrary appearing in the Smith Consulting Agreement, including, without limitation, Section 7(c) thereof, L.S. Smith shall not be entitled to any Additional Compensation (as defined in the Smith Consulting Agreement) or any other consideration, in each case on account of, arising from or relating to the Transaction contemplated hereby. L.S. Smith hereby irrevocably, absolutely and unconditionally waives all rights to receive any Additional Compensation or any other consideration described in the immediately preceding sentence.

            (b) As of the date hereof, Section 7(c) of the Smith Consulting Agreement is hereby amended and restated in its entirety as follows:

            "(c) If a Transaction which is originated by Consultant is completed, Naturade shall pay to Consultant such additional consideration ("Additional Consideration") as to which Consultant and Naturade shall have agreed in their respective sole and complete discretions."

      11.   MISCELLANEOUS.

            (a) NATURE OF CERTAIN OBLIGATIONS. The covenants of each of the Shareholders in Section 2(a) above concerning the sale of his or its Company Shares to the Buyer and the representations and warranties of each of the Shareholders in Section 3(a) above concerning the transaction are several obligations. This means that the particular Shareholder making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.


            (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Requisite Shareholders; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure). Notwithstanding the foregoing, the Parties agree that, following execution hereof, the Company intends and shall be permitted to issue a press release and file with the SEC a Current Report on Form 8-K with respect to the Transaction and make any other disclosure required under applicable federal and state securities laws; PROVIDED, HOWEVER, that the Company shall not disclose more information whose disclosure is otherwise restricted by this paragraph than is required to comply with such applicable federal and state securities laws; and provided, further, that the Company shall provide to the Buyer a draft of such Current Report on Form 8-K with respect to the Transaction and of any other disclosure document relating to the Transaction, at least twenty-four hours prior to its release, and shall make reasonable efforts to obtain comments of the Buyer thereon.

            (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

            (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties (including without limitation the Term Sheet), written or oral, to the extent they related in any way to the subject matter hereof or of the Term Sheet.

            (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer, the Company and the Requisite Shareholders; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

            (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.





                                      -47-

                                 Page 55 of 103
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            (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to any Shareholder: To the address therefor kept on the books and records of the Company.

          If to the Buyer:    330 Primrose Road, Fifth Floor
                              Burlingame, California 94104
                              Fax: 650-685-8711

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

            (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.





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            (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (l) EXPENSES. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, notwithstanding the foregoing, (i) on the Closing Date or upon receipt of a written accounting from D&B following the Closing Date, the Company shall reimburse the Buyer and D&B for their reasonable out-of-pocket expenses (including legal fees and expenses) incurred in connection with the Transaction contemplated hereby, including, without limitation, any due diligence review and preparation of documentation of the Transaction; but provided further, that the Company shall not be obligated to reimburse more than $150,000 of such expenses, and (ii) in the event any action is necessary to enforce the rights of any of the Parties hereto, the prevailing Party in any such action shall be entitled to reasonable attorneys fees in addition to costs. The Shareholders agree that none of the Company has not borne and will not bear any of the Shareholders' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or the Transaction contemplated hereby.

            (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

            (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

            (p) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Los Angeles, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(h) above. Nothing in this Section 10(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.



                                     *****

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

HEALTH HOLDINGS AND BOTANICALS, INC.




By:   /s/ Lionel P. Boissiere, Jr.
     -------------------------------
     Title: Chief Executive Officer



NATURADE, INC.



By:     /s/  ALLAN SCHULMAN
     --------------------------------
     Title:  President



     /s/ ALLAN SCHULMAN
     --------------------------------
         ALLAN SCHULMAN



     /s/ L.S. SMITH
     --------------------------------
         L.S. SMITH



     /s/ BARRY M. ZWICK
     --------------------------------
         BARRY M. ZWICK


DALLAS GOLD & SILVER EXCHANGE, INC.



By:   /s/ L.S. SMITH
     --------------------------------
     Title:  Chairman

EXHIBIT __



                     Acknowledgment and Agreement of Spouse

      The undersigned, being the spouse of a _______________, a party to this Agreement as Shareholder (the "Shareholder"), hereby covenants and agrees as follows:

      (1) I agree to be bound by the provisions of this Agreement.

      (2) I consent to the Shareholder's entering into this Agreement and making the shares of the Company held by the Shareholder subject to the rights and restrictions set forth herein.

      (3) Without prejudice to the actual rights of the Shareholder and me, as between each other as spouses, I agree that, for all purposes of this Agreement, the Shareholder shall be treated my agent and attorney-in-fact for any interest held or claimed by me, as the Shareholder's spouse, with respect to Shares and the parties hereto may act in all matters as if the Shareholder was the sole owner of such Shares. This appointment is coupled with an interest and is irrevocable.


DATE:


                              Name:_____________________________

                                                                  EXHIBIT 4


                        REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of December 15, 1997 between Naturade, Inc., a Delaware corporation (the "Company"), and Health Holdings and Botanicals, Inc., a California corporation (the "Holder").

                           PRELIMINARY STATEMENT

      This Agreement is made pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement") by and among the Company, and certain of its affiliates, and the Holder, who is acquiring 2,023,222 shares of common stock of the Company pursuant to a Stock Purchase Agreement dated December 15, 1997. As part of the inducement for the Holder to enter into the Stock Purchase Agreement, the Company has agreed to enter into this Agreement. The execution of this Agreement is a condition to the closing of the transaction contemplated by the Stock Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Company and the Holder agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

      "Advice" shall have the meaning set forth in Section 3.

      "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

      "Business Day" means any day other than a day on which banks are authorized or required to be closed in the State California or the State of New York.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the common stock, par value $.0001 per share, of the Company.

      "Company" shall have the meaning set forth in the preamble and shall include the Company's successors merger, acquisition, reorganization or otherwise.

      "Controlling Persons" shall have the meaning set forth in Section
6(a).

      "Demand Registration Effective Date" means the date 60 days after the earlier of (i) the applicable Demand Registration Filing Date of (ii) the date on which the applicable Demand Registration Statement is filed with the Commission.

      "Demand Registration Effective Period" shall have the meaning set forth in
Section 2(a).
      "Demand Registration Filing Date" shall have the meaning set forth in
Section 2(a).

      "Demand Registration Statement" shall have the meaning set forth in
Section 2(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

      "Holder" means (i) each Person (other than the Company) who is a signatory to this Agreement and (ii) each Person (other than the Company and its Affiliates) to whom a Holder transfers Shares if such Person acquires such Shares as Registrable Shares.

      "Holder's Counsel" means Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro LLP, special counsel to the Holder, or any successor counsel selected by the Holder.

      "Inspectors" shall have the meaning set forth in Section 3(m).

      "NASD" shall have the meaning set forth in Section 3(q).

      "NASDAQ" shall have the meaning set forth in Section 3(o).

      "Objection Notice" shall have the meaning set forth in Section 3(a).

      "Objecting Party" shall have the meaning set forth in Section 3(a).

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or other agency or political subdivision thereof.

      "Piggy-Back Registration" shall have the meaning set forth in Section
2(d).

      "Preferred Stock" means the Series A Convertible Preferred Stock, par value $.0001 per share, of the Company.

      "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

      "Records" shall have the meaning set forth in Section 3(m).

      "Registrable Shares" means the Shares; provided, however, that any Shares shall cease to be Registrable Shares when (i) a Registration Statement covering such Registrable Shares has been declared effective and such Registrable Shares have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Shares are transferred to any Person other than a Holder pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, including a sale pursuant to the provisions of Rule 144(k).

      "Registration Expenses" shall have the meaning set forth in Section
5.

      "Registration Statement" means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Shares" means shares of Common Stock held by the Holder at the closing of the Stock Purchase Agreement and which may be issued to any Holder upon exercise of any or all of the shares of Preferred Stock.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

      "Stock Purchase Agreement" means the agreement among the Company, Allan Schulman, L.S. Smith, Dallas Gold & Silver Exchange, Inc., Barry M. Zwick, and the Holder, dated as of December 15, 1997.

      "Suspension Notice" has the meaning set forth in Section 3.

      "Suspension Period" has the meaning set forth in Section 3.

      2.  DEMAND AND PIGGYBACK REGISTRATIONS.

            (a) Request for Registration. If at any time after the first anniversary of the Closing, the Holder or its Affiliates of the issued and outstanding Registrable Securities makes a written request that the Company file a registration statement under the Securities act with the Commission to register such number of shares of Registrable Shares as the Holder or its Affiliates may request (which request shall specify the number of Registrable Shares intended to be disposed of by the Holder and the intended method of distribution thereof) (a "Demand Registration Statement"), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall use all reasonable commercial efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request (the "Demand Registration Filing Date"), the registration under the Securities Act for resale of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company. The Company shall use its best efforts to keep such Demand Registration Statement continuously effective for a period (the "Demand Registration Effective Period") of at least sixty (60) days following the Demand Registration Effective Date or the date on which such Demand Registration Statement is declared effective, if later.

            (b) Effective Registration. The Holder shall have the right to cause only one such Demand Registration; however, the Company's obligations with respect to a Demand Registration Statement will not be deemed to have been satisfied unless either: (i) the Holder shall have sold at least 90% of the shares it proposed to sell pursuant to such Demand Registration Statement; provided, however, the Holder shall be deemed to have sold at least 90% of such shares, and a Demand Registration Statement shall be deemed to have occurred, if the managing underwriter for such offering advises the Company that such shares could have been sold in such offering (including at the price proposed by such offering) but were not sold at the direction of the Holder, or (ii) the net proceeds received by the Holder from all sales of shares held by the Holder and registered under the Securities Act pursuant to the Holder's demand registration rights is at least $10,000,000 in the aggregate.

      The Company's obligation with respect to a Demand Registration Statement will not be deemed to have been satisfied unless the applicable Demand Registration Statement has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Shares pursuant to a Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Demand Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Shares pursuant to such Demand Registration Statement may legally resume. If a registration requested pursuant to this Section 2 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 2.

            (c) Selection of Underwriter. If the Holder so elects, the offering of Registrable Shares pursuant to a Demand Registration Statement shall be in the form of an underwritten offering. If it so elects, the Holder participating in such Demand Registration Statement shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers reasonably acceptable to the Company to be used in connection with the offering.

            (d) Piggy-Back Registration. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its security holders of any class of equity security (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission) or
(ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the Holder of Registrable Shares as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer the Holder the opportunity to register such number of shares of Registrable Shares as the Holder may request (which request shall specify the Registrable Shares intended to be disposed of by the Holder and the intended method of distribution thereof)(a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method of distribution thereof. The Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration statement pursuant to this Section 2 by giving written notice to the Company of such withdrawal. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give immediate notice of such withdrawal to the Holder of Registrable Shares requested to be included in such Piggy-Back Registration and shall reimburse the Holder for all reasonable out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

            (e) Reduction of Offering. In connection with an underwritten offering where Piggy-Back Registration has been requested as provided herein, the Company shall use its best efforts to cause all Registrable Shares requested to be included in such Piggy-Back Registration Statement to be included as provided herein. If the managing underwriter or underwriters of any such underwritten offering have informed, in writing, the Holder of the Registrable Shares requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holder of Registrable Shares and any other Persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then (i) the number of shares to be offered for the account of all Persons (other than the Holder) participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters and
(ii) if such managing underwriter or underwriters recommend a further reduction in the number of shares in the offering, then the number of shares to be offered for the account of the Holder shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by the Holder to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

      No failure to effect a registration under this Section 2 and to complete the sale of Registrable Shares in connection therewith shall relieve the Company of any other obligation under this Agreement, including without limitation, the Company's obligations under Sections 5 and 6.

      3.  REGISTRATION PROCEDURES.

      In connection with the obligations of the Company to effect or cause the registration of any Registrable Shares to pursuant to the terms and conditions of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of distribution thereof as quickly as practicable, and in connection therewith:

            (a) The Company shall prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement; provided that, at least ten Business Days prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the Holder of the Registrable Shares covered by such Registration Statement, Holder's Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of Holder's Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holder holding a majority in interest of the Registrable Shares covered by such Registration Statement or the underwriters with respect to such Shares, if any, shall object; provided, however, that any such objection to the filing of any Registration Statement or amendment thereto or any Prospectus or supplement thereto shall be made by written notice (the "Objection Notice") delivered to the Company no later than ten Business Days after the party or parties asserting such objection (the "Objecting Party") receives draft copies of the documents the Company proposes to file. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five Business Days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify the Holder of any stop order issued or threatened by the Commission in connection therewith and shall use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible moment.

            (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Shares covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder set forth in such Registration Statement or supplement to the Prospectus;

            (c) The Company shall promptly furnish to the Holder and the underwriters, if any, without charge, such number of conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as the Holder or underwriter may request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by the Holder.

            (d) The Company shall, on or prior to the date on which a Registration Statement is declared effective, (i) use its best efforts to register or qualify the Registrable Shares covered by such Registration Statement under the securities or "blue sky" laws of each of the fifty states of the United States; (ii) do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Shares owned by the Holder; (iii) use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Registration Statement is required to be kept effective; and (iv) use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Company shall not be required (v) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (vi) to file any general consent to service of process.

            (e) The Company shall use its best efforts to cause the Registrable Shares covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Registrable Shares.

            (f) The Company shall promptly notify the Holder, Holder's Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities for "blue sky" laws or the initiation of any proceedings for that purpose, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, and (vi) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (g) The Company shall make generally available to the Holder an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable but in no event later than 90 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K, and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

            (h) The Company shall promptly use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

            (i) The Company shall, if requested by the managing underwriter or underwriters, if any, Holder's Counsel, or any Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters requests, or Holder's Counsel requests, to be included therein, including, without limitation, with respect to the Registrable Shares being sold by the Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment.

            (j) The Company shall, as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to the Holder and to Holder's Counsel.

            (k) The Company shall cooperate with the Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holder may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

            (l) The Company shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Holder or the underwriters retained by the Holder participating in an underwritten public offering, if any, may request in order to expedite or facilitate the disposition of Registrable Shares (the Holder may, at its option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any underwriters also be made to and for the benefit of the Holder).

            (m) The Company shall promptly make available to the Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent or representative retained by the Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement.

            (n) The Company shall furnish to the Holder and to each underwriter, if any, a signed counterpart, addressed to the Holder or underwriter, of
      (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters as the case may be, as the Holder of Registrable Shares included in such offering or the managing underwriter therefor reasonably requests.

            (o) The Company shall use its best efforts to cause the Registrable Shares included in a Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (ii) authorized to be quoted and or listed as applicable, on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the National Market System of NASDAQ if the Registrable Shares so qualify.

            (p) The Company shall provide a CUSIP number for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

            (q) The Company shall cooperate with the Holder and each underwriter participating in the disposition of Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.
      ("NASD").

            (r) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

            (s) The Company shall appoint a transfer agent and registrar for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

            (t) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Holder, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

      In the case of any Registration Statement filed hereunder, the Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 3(f)(vi), shall forthwith discontinue disposition of the Registration Shares pursuant to such Registration Statement covering such Registrable Shares until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(f) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice; provided, however, that the Company shall not give a Suspension Notice until after the Registration Statement has been declared effective and shall not give more than one Suspension Notice during any period of twelve consecutive months and in no event shall the period from the date on which the Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 3(f) (the "Suspension Period") exceed 90 days. In the event that the Company shall give any Suspension Notice, (i) the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable and if the time periods for which a Registration Statement is required to be kept effective pursuant to Section 2 hereof shall be extended by the number of days during the Suspension Period.

      If any Registration Statement refers to the Holder by name or otherwise as the holder of any securities of the Company, then the Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to the Holder, to the effect that the holding by the Holder of such securities is not to be construed as a recommendation by the Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to the Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to the Holder.

      4. INFORMATION BY HOLDER. The Holder of Registrable Securities shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 4, and shall promptly notify the Company of any change in such information necessary to update such information.

      5. REGISTRATION EXPENSES. Any and all expenses incident to the Company's performance of or compliance with this Agreement (other than underwriting discounts and commissions and stock transfer taxes incurred in connection with the registration and sale of Registrable Securities hereunder), including, without limitation, all Commission and securities exchange, NASDAQ or NASD registration and filing fees, all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for any underwriters or Holder in connection with "blue sky" qualifications or the Registrable Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all expenses for word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, the fees and expenses incurred in connection with the listing of the Registrable Shares, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter requested pursuant to Section 3(n), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, but shall not include fees and disbursements of counsel for the Holder, underwriting discounts, selling commissions and stock transfer taxes applicable to the sales of Registrable Securities (all such expenses being herein called "Registration Expenses"), will be borne by the Company whether or not the Registration Statement or Piggy-Back Registration to which such expenses relate becomes effective.

      6.    INDEMNIFICATION AND CONTRIBUTION.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Holder, its partners, officers, directors, trustees, beneficiaries, stockholders, employees, agents and investment advisers, and each Person who controls the Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Holder together with the partners, officers, directors, trustees, beneficiaries, stockholders, employees, agents and investment advisors of such controlling Person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses incurred by the Holder or any such Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Damages") to which the Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisors, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to the Holder furnished in writing to the Company by the Holder expressly for use therein; provided, however, that the Company shall not be liable to any Holder under this Section 6(a) to the extent that any such Damages were caused by the fact that the Holder sold Shares to a Person as to whom it shall be established that there was not sent or given, or deemed sent or given pursuant to Rule 153 under the Securities Act, at or prior to the written confirmation of such sale, a copy of the Prospectus to the Holder and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holder of Registrable Shares except with respect to information provided by the underwriter specifically for inclusion therein.

            (b) Indemnification by the Holder. The Holder agrees to indemnify and hold harmless the Company, its directors, officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company from the Holder, but only with reference to information relating to the Holder furnished to the Company in writing by the Holder expressly for use in any Registration Statement or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that the Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by the Holder to the Company expressly for such purpose. In no event shall the liability of the Holder of Registrable Shares hereunder be greater in amount than the amount of the proceeds received by the Holder upon the sale of the Registrable Shares giving rise to such indemnification obligation.

            (c) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel relating to such proceeding. The failure of an indemnified party to notify an indemnifying party with respect to a particular proceeding shall not relieve the indemnifying party from any obligation or liability (i) which it may have pursuant to this Agreement if the indemnifying party is not substantially prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(B) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties of (C) (I) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and any indemnifying party or an Affiliate of such indemnified party or parties or of any indemnifying party, (II) there may be one or more defenses available to such indemnified party or parties or such Affiliate of such indemnified party or parties that are different from or additional to those available to any indemnifying party or such Affiliate of any indemnifying party and (III) such indemnified party or parties shall have been advised by such counsel that there may exist a conflict of interest between or among such indemnified party or parties or such Affiliate of such indemnified party or parties and any indemnifying party or parties shall have been advised by such counsel that there may exist a conflict of interest between or among such indemnified party or parties or such Affiliate of such indemnified party or parties and any indemnified party or such Affiliate of any indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) Contribution. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder on the other hand from the offering of such Registrable Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holder on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      Notwithstanding the provisions of this Section 6(d), the Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of the Holder were offered to the public (less any underwriting discounts and commissions) exceeds the amount of any damages which the Holder has otherwise been required to pay by reason of such untrue statement or omission.

      If indemnification is available under paragraph (a) or (b) of this
Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6(d).

      The Company and the Holder agree that it would not be just or equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      7. RULE 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as the Holder may request, all to the extent required from time to time to enable the Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b), any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.


      8. RESTRICTIONS ON SALE BY THE COMPANY AND OTHERS. The Company agrees and it shall use its best efforts to cause its Affiliates to agree (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2 hereof, or any securities convertible into or exchangeable into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 180-day period beginning on the effective date of any Registration Statement (except as part of such Registration Statement) if, and to the extent, requested by the managing underwriter or underwriters in the case of an underwritten public offering and
(ii) to use their best efforts to ensure that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities (other than to officers or employees) shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, permitted); provided, however, that the provisions of this Section 8 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

      9.  MISCELLANEOUS.

            (a) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any material agreements which are inconsistent with the rights granted to the Holder of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any material agreements.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions may not be given unless the Company has obtained the written consent of the Holder affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 2 hereof (other than an immaterial amendment, modification, supplement, waiver or consent) shall be effective as against the Holder of Registrable Shares unless consented to in writing by the Holder.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested) postage prepaid or by a nationally recognized overnight courier, postage prepaid, to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; by confirmed receipt of transmission, if telecopied; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of the Holder shall acquire Registrable Shares in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law. This Agreement shall be governed in accordance with the laws of the State of California without regard to principles of conflicts of law.

            (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holder shall be enforceable to the fullest extent permitted by law.

            (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

            (k) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

            (l) Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that remedies at law for violations hereof (including monetary damages) are inadequate and that the right to object in any action for specific performance or injunctive relief hereunder on the basis that a remedy at law would be adequate is waived.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              COMPANY'S SIGNATURE:

                              NATURADE, INC.


                              By: /s/ Allan Schulman
                                  -----------------------------------
                              Name:  Allan Schulman
                              Title:

                              Notice Information:

                              Naturade, Inc.
                              7110 East Jackson Street
                              Paramount, California  90723
                              Facsimile: (562) 408-4881
                              Attention:  Chief Executive Officer
                              with a copy to:


                              HOLDER'S SIGNATURE:

                              HEALTH HOLDINGS AND BOTANICALS, INC.


                              By:  /s/ William B. Doyle, Jr.
                                   -----------------------------------
                              Name:  William B. Doyle, Jr.
                              Title:

                              330 Primrose Road
                              5th Floor
                              Burlingame, California 94010
                              Attention: Lionel P. Boissiere, Jr.
                              Facsimile Number: (650) 685-8711
                              Confirmation number: (650) 685-8704

                                                               EXHIBIT 10.1


                             CONSULTING AGREEMENT


      THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of December 12, 1997, by and between Naturade, Inc., a Delaware corporation (the "Company"), and Doyle & Boissiere LLC, a Delaware limited liability company ("D&B"), with reference to the following facts:


                                   RECITALS


      A. Simultaneously herewith, the Company, Allan Schulman, L.S. Smith, Dallas Gold & Silver Exchange, Inc., Barry M. Zwick and Health Holdings and Botanicals, Inc., a California corporation ("Health Holdings") are entering into that certain Stock Purchase Agreement dated as of December 12, 1997 (the "Purchase Agreement"; the terms used therein are hereby incorporated by reference into this Agreement).

      B. It is a condition to closing under the Purchase Agreement that the Company and D&B shall have entered into this Agreement.

      C. The parties deem it to be in their mutual best interests to enter into this Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. ENGAGEMENT; DUTIES. The Company hereby engages D&B and D&B accepts engagement as a consultant to the Company. D&B shall provide, INTER ALIA, strategic, financial, operational, and managerial advice to the Company and any Affiliates thereof (the "Services"). D&B agrees to consult with the Board of Directors of the Company and appropriate officers of the Company regarding the rendering of the Services and all matters relating thereto.

      2. TERM; TERMINATION. This agreement shall commence on the date first written above and automatically shall renew for successive one-year terms so long as D&B and any of its Affiliates owns 25% or more of the outstanding equity interests in the Company. This Agreement shall terminate upon conclusion of the calendar quarter in which D&B or any of its Affiliates ceases to own 25% or more of the outstanding equity interests of the Company.

      3. COMPENSATION AND EXPENSES. D&B shall be entitled to receive an annual consulting fee of $300,000 payable quarterly in cash and in advance. The Company shall also reimburse D&B for all of D&B's reasonable and customary Company business-related out of pocket travel costs and expenses (including without limitation, air fare, lodging, meals, ground transportation, etc., but excluding fees of third party experts referenced in this Agreement (collectively, the

"Reimbursements"), which Reimbursements shall be payable by the Company to D&B within ten business days from receipt by the Company of an itemized description of the requested Reimbursements and proper documentation relating to such expenses (such as receipts, invoices and the like). Notwithstanding the foregoing, in the event that the aggregate Reimbursements exceed $3,000 in any one month, then D&B shall be required to obtain the approval of the Company's Chief Executive Officer of such Reimbursements exceeding $3,000. Except as set forth in this Section 3, no other compensation shall be payable. The Company shall not be required to make any deductions from any payment made to D&B hereunder, whether for state, federal or foreign income tax purposes, except as required by applicable law. D&B agrees that it shall be responsible for any and all other taxes and other payments due on any payment received by D&B from the Company pursuant to the terms of this Agreement.

      4. DELEGATION; COMPENSATION OF CERTAIN CONSULTANTS. In performing its duties hereunder, D&B, at its sole cost and expense (unless otherwise agreed to by the Board of Directors or a competent officer of the Company) may delegate certain duties to experts such as investment bankers, recruiting firms, lawyers, investigators, accountants and others (including Affiliates of D&B), which experts shall be engaged by D&B or by the Company as agreed to between D&B and the Company. With respect to any such experts employed engaged by the Company and paid by D&B, the provider of such services and the fees payable in connection therewith shall be acceptable to D&B in its reasonable discretion.

      5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND D&B.

          5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as of the date hereof that:

              5.1.1 ORGANIZATION, STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into and perform its obligations under this agreement and to carry out the transactions contemplated hereby.

              5.1.2 AUTHORIZATION; ENFORCEABILITY. All corporate or other entity action, as the case may be, on the part of the Company necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement has been taken. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (B) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

              5.1.3 CONSENTS; APPROVALS. The Company has obtained all necessary consents authorizations, approvals and orders, and has made all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant governmental authorities required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

              5.1.4 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under any terms or provision of (i) the organizational documents of the Company; (ii) any judgment, decree or order to which the Company is a party; (iii) any agreement, contract, understanding, indenture or other instrument to which the Company is a party; or (iv) any statute, rule or governmental regulation applicable to the Company.

              5.1.5 LITIGATION. No action, proceeding or governmental inquiry or investigation is pending or to the best knowledge of the Company threatened against or affecting the Company or any of its officers, directors or employees (in their capacity as such) in connection with this Agreement or the transactions contemplated hereby.

          5.2 REPRESENTATIONS AND WARRANTIES OF D&B. D&B represents and warrants as of the date hereof that:

              5.2.1 ORGANIZATION, STANDING AND QUALIFICATION. D&B is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. D&B has all requisite power and authority to enter into and perform its obligations under this agreement and to carry out the transactions contemplated hereby.

              5.2.2 AUTHORIZATION; ENFORCEABILITY. All corporate or other entity action, as the case may be, on the part of D&B necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement has been taken. This Agreement, when executed and delivered by or on behalf of D&B, shall constitute the valid and legally binding obligation of D&B, enforceable against it in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and
(B) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law..

              5.2.3 CONSENTS; APPROVALS. D&B has obtained all necessary consents authorizations, approvals and orders, and has made all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant governmental authorities required on the part of D&B in connection with the consummation of the transactions contemplated by this Agreement.

              5.2.4 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under any terms or provision of (i) the organizational documents of D&B; (ii) any judgment, decree or order to which D&B is a party; (iii) any agreement, contract, understanding, indenture or other instrument to which D&B is a party; or (iv) any statute, rule or governmental regulation applicable to D&B.

              5.2.5 LITIGATION. No action, proceeding or governmental inquiry or investigation is pending or to the best knowledge of the Company threatened against or affecting the Company or any of its officers, directors or employees (in their capacity as such) in connection with this Agreement or the transactions contemplated hereby.

      6. INDEPENDENT CONTRACTOR. The Company and D&B hereby acknowledge and agree that each of D&B and its agents is performing services hereunder as an independent contractor for the Company, and that nothing in this Agreement shall be construed to create a relationship of employer and employee, master and servant, principal and agent, partners or joint venturers between the Company and D&B. D&B shall not possess and is not hereby granted any right or authority to assume or create any obligation or to enter into any agreement, whether express or implied, on behalf of or in the name of the Company, or to bind the Company in any manner whatsoever. D&B agrees to indemnify, defend and hold the Company harmless from and against any loss, liability, damage or claim arising out of any such obligation or agreement or act of D&B which binds the Company that is not approved in advance in writing by an officer of the Company or the Company's Board of Directors.

      7. NOTICES. All notices, requests, consents and other communications herein shall be in writing and shall be deemed to be delivered (i) on the date delivered, if personally delivered or transmitted via facsimile with return confirmation of such transmission; (ii) on the business day after the date sent, if sent by recognized overnight courier service and (iii) on the fifth day after the date sent, if mailed by first-class certified mail, postage prepaid and return receipt requested, as follows:

If to the Company:   Naturade, Inc.
                     7110 East Jackson Street
                     Paramount, CA 90723
                     Attention:  President
                     Facsimile:  (562) 531-8170
                     Telephone:  (562) 531-8120

If to D&B:           Doyle & Boissiere LLC
                     330 Primrose Road, Fifth Floor
                     Burlingame, CA 94010
                     Attention:  William B. Doyle, Jr. and
                                 Lionel P. Boissiere, Jr.
                     Facsimile:  (650) 685-8711
                     Telephone:  (650) 685-8700

or such other address as each of the parties hereto may provide from time to time in writing to the other parties.

      8. MISCELLANEOUS.

          8.1 AMENDMENT AND WAIVER. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and D&B.

          8.2 INTEGRATED AGREEMENT. This Agreement, together with the schedule attached hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

          8.3 SUCCESSORS AND TRANSFEREES. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and transferees of the parties hereto.

          8.4 COUNTERPART AND FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement; provided, that any party so delivering an executed counterpart by facsimile shall thereafter promptly deliver a manually executed counterpart of this Agreement to the other party, but failure to deliver such manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and by the other parties hereto.

          8.5 GOVERNING LAW; JURISDICTION; SEVERABILITY. This Agreement shall be governed by the internal laws of the State of California, without regard to principles of conflicts of law. Each of the parties submits to the jurisdiction of any state or federal court sitting in Los Angeles, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. In the event any provision of this Agreement or the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

          8.6 RIGHTS ON DEFAULT; ATTORNEY'S FEES. If any party shall default in any of its obligations under this Agreement, the other party may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained herein or for an injunction against the breach of any term of this Agreement, or to enforce any other legal or equitable right of such party or to take any one or more of such actions. The prevailing party in such dispute shall be entitled to recover from the non-prevailing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys, which shall include without limitation all fees, costs and expenses of appeals.

          8.7 INDEMNITY.

              8.7.1 CLAIMS. Company agrees to indemnify D&B from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from D&B's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

              8.7.2 EXPENSES. Company will upon demand pay to D&B the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts, that D&B may incur (i) in connection with the exercise or enforcement of any of the rights of D&B hereunder or (ii) the failure by Company to perform or observe any of the provisions hereof.

          8.8 SECTION HEADINGS. The descriptive headings of the Sections hereof and the Schedule hereto are inserted for convenience only and do not constitute a part of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE COMPANY:

NATURADE, INC.



By:  /s/ Allan Schulman
     -----------------------------
Title:



D&B:

DOYLE & BOISSIERE LLC



By:   /s/ William B. Doyle
      ----------------------------
      William B. Doyle, Jr.
      Managing Member



By:   /s/ Lionel P. Boissiere, Jr.
      -----------------------------
      Lionel P. Boissiere, Jr.
      Managing Member

                                                               EXHIBIT 10.2


                           FIRST AMENDMENT TO LEASE


            This First Amendment to Lease ("First Amendment") is made and executed as of this 15th day of December 1997, by and between ALLAN SCHULMAN and NATURADE, INC., a Delaware corporation (collectively, "Landlord") and NATURADE, INC., a Delaware corporation ("Tenant"). Naturade, Inc. was mistakenly referred to as "Naturade Products, Inc." in the Lease. Landlord is the current landlord, and Tenant is the current tenant, under that certain Lease dated August 1, 1988 originally executed between Tenant and Allan Schulman, Sam Becker and Thelma Becker, Trustees under the Sam Becker and Thelma Becker 1976 Trusts (the "Beckers") covering certain premises (the "Premises") having an address of 7110 East Jackson Street, Paramount, California. At the time the Lease was entered into, Allan Schulman owned an undivided one-third interest in the Premises and the Beckers owned an undivided two-thirds interest in the Premises. Subsequently, the Beckers sold their entire interest in the Premises to Tenant, so that Tenant now owns an undivided two-thirds interest in the Premises.

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

      1.    The following new Section 31 is hereby added to the Lease:

             "31. OPTION TO EXTEND LEASE TERM. Landlord hereby unconditionally and irrevocably grants to Tenant the exclusive right and option (the "Lease Option") to extend the original term of this Lease for up to three (3) consecutive additional two (2) year terms provided that in each case (i) Tenant notifies Landlord in writing of Tenant's election to exercise the Lease Option no earlier than twelve (12) months and no later than six (6) months prior to the expiration of the then current Lease term, and (ii) no default (as defined in Section 20 of this Lease) has then occurred and is continuing. All terms and conditions of this Lease, including Tenant's obligation to pay rent, shall remain in full force and effect during each extension period, unless otherwise agreed to in writing by Landlord and Tenant at the time the Lease Option is exercised. The amount of the base rent payable during any extension period shall continue to be adjusted on each Adjustment Date in accordance with Section 4 of this Lease."

            Except as expressly amended hereby, the Lease remains unmodified and in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first written above.


                                  "Landlord":


                                  /s/ Allan Schulman
                                  -----------------------------------
                                  ALLAN SCHULMAN



                                  NATURADE, INC., a Delaware corporation



                                  By:   /s/ Paul D. Shapnick
                                        ------------------------------
                                        Paul D. Shapnick

                                        Chief Financial Officer
                                        ------------------------------


"Tenant":


NATURADE, INC., a Delaware corporation



By:   /s/ Paul D. Shapnick
      --------------------------------
          Paul D. Shapnick

          Chief Financial Officer
      --------------------------------

                                                               EXHIBIT 10.3


RECORDING REQUESTED BY        )
ALLAN SCHULMAN                )
                              )
WHEN RECORDED RETURN TO       )
Allan Schulman                )
1330 Southwind Circle         )
Westlake Village, CA 91361    )
                              )
-------------------------------------------------------------------------------



                           MUTUAL OPTION AGREEMENT



      This option agreement (the "Agreement") is made and executed this 15th day of December, 1997, by and between Allan Schulman (hereinafter "Schulman"), the owner of an undivided one-third (1/3) interest in the real property located at 7110 East Jackson Street, Paramount, CA 90723 (the "Property"), and Naturade, Inc., a Delaware corporation (hereinafter "Naturade"), the owner of an undivided two-thirds (2/3) interest in the real property.

                                  RECITALS
                                  --------

      A. Schulman and Naturade as landlords are the owners of the Property which is more particularly described in Exhibit A hereto. The Property is leased to Naturade as Tenant under a lease dated August 1, 1988, which expires July 31, 1998 (the "Lease"), unless extended under an option to extend lease recently added to the Lease.

      B. Schulman is willing to grant to Naturade certain options to sell or purchase Schulman's interest in the Property, provided that if Naturade does not exercise either such option, then Schulman shall have an option to purchase Naturade's interest in the Property at the end of the Lease term.

                                  AGREEMENT
                                  ---------

      THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises herein, the parties agree as follows:

      1. NATURADE'S OPTION TO COMPEL SALE. In the event that Naturade elects to sell its interest in the Property in an arms length transaction to a person other than an affiliate of Naturade, then Naturade shall have the right, upon one hundred twenty (120) days prior written notice to Schulman to compel Schulman to sell his interest in the Property to the same purchaser as a part of the sale of the Property for cash at a price equal to one-third (1/3) of the Purchase price agreed to by Naturade and the third party purchaser. Any such notice shall be revocable by Naturade at any time prior to such proposed sale.

      2. NATURADE'S OPTION TO PURCHASE THE PROPERTY.

          2.1 Schulman unconditionally and irrevocably grants to Naturade the exclusive right and option (the "Naturade Purchase Option") to purchase Schulman's one-third (1/3) interest in the Property at any time prior to the expiration of the Lease, in accordance with the terms and provisions set forth hereinafter.

          2.2 In the event Naturade or an affiliate thereof elects to purchase Schulman's interest in the Property, Naturade may upon one hundred twenty (120) days prior written notice (which notice shall be revocable by Naturade at any time prior to such proposed sale) compel Schulman to sell his interest in and to the Property for cash at a purchase price equal to one-third (1/3) of the fair market value of the Property, as determined by the parties or, if the parties cannot agree within sixty (60) days of notice to Schulman of such election to purchase Schulman's interest in the Property, then as determined by a neutral appraiser chosen by the parties. In the event the parties cannot agree on a neutral appraiser within seventy (70) days of such notice of Naturade's election, one will be selected by the American Arbitration Association in Los Angeles, California, in accordance with the rules of such Association.

      3. TAX FREE EXCHANGE ACCOMMODATION.

      In the event that Schulman is compelled to sell his interest in the Property under the provisions of this Agreement, Naturade shall use its good faith efforts to cause the purchase to accommodate a transaction allowing Schulman to accomplish a tax free exchange of his interest for other property of his choosing in connection with the sale.

      4. SCHULMAN'S OPTION TO PURCHASE THE PROPERTY.

          4.1 Naturade hereby unconditionally and irrevocably grants to Schulman the exclusive right and option (the "Schulman purchase option") to purchase Naturade's interest in the Property during the twelve (12) month period beginning upon the expiration of the Lease, in accordance with the terms and provisions set forth hereinafter.

          4.2 In the event Schulman, his assignee or successor in interest elects to purchase Naturade's interest in the Property, Schulman may upon one hundred twenty (120) days prior written notice (which notice shall be revocable by Schulman at any time prior to such proposed sale) compel Naturade to sell its interest in and to the Property at a purchase price equal to two-thirds (2/3) of the fair market value of the Property, as determined by the parties or, if the parties cannot agree within sixty (60) days of notice to Naturade of such election to purchase Naturade's interest in the Property, then as determined by a neutral appraiser chosen by the parties. In the event the parties cannot agree on a neutral appraiser within seventy (70) days of such notice of Schulman's election, one will be selected by the American Arbitration Association in Los Angeles, California, in accordance with the rules of such Association.

      5. TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal provision of that certain undated Tenancy in Common Agreement between Naturade and Schulman is hereby modified to delete the first four paragraphs of Section 5 (through subparagraph 5(c)) and thus delete the Right of First Refusal held by each party.

      6. LEASE TERMINATION. In the event that either party sells its interest under the terms of this Agreement, the Lease dated August 1, 1988, as amended, shall terminate on the Closing as hereinafter defined.

      7. CLOSING. In the event of a sale arising from the exercise of an option or right set forth in this Agreement the parties shall within sixty (60) days after notice of exercise is given by one party, enter an escrow with Chicago Title Insurance Company or such other escrow holder as the parties mutually select. The Closing of escrow shall take place within one hundred twenty (120) days of the initial notice of exercise of option or such other date as the parties may mutually select. The purchaser shall pay escrow fees and title insurance fees. The purchaser shall have the right to select the title insurance carrier. The purchase price shall be paid to the seller in cash at the close of escrow.

      8. ENFORCEMENT. Either party hereto is hereby authorized to apply to any court of competent jurisdiction in the County of Los Angeles, California to enforce the arbitration or other provisions hereof. In the event that either party retains counsel in connection with any dispute hereunder, the prevailing party shall be entitled to recover attorney's fees and costs from the other party.



                                    /s/ Allan Schulman
                                    --------------------------
                                    Allan Schulman


                                    Naturade, Inc.,
                                    A Delaware Corporation


                                    By: /s/ Paul D. Shapnick
                                       --------------------------
                                           Paul D. Shapnick
                                    Its:  Chief Financial Officer

                                   EXHIBIT A
                                   ---------


Legal description of 7110 East Jackson Street, Paramount, CA:
-------------------------------------------------------------

THE WEST 300 FEET OF THE EAST 630 FEET OF LOT 5 IN BLOCK 22 OF THE CALIFORNIA CO-OPERATIVE COLONY TRACT, IN THE RANCHO LOS CERRITOS, IN THE CITY OF PARAMOUNT, AS PER MAP RECORDED IN BOOK 21 PAGE 15 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES COUNTY.

                                                               EXHIBIT 10.4


              EMPLOYMENT, CONSULTING AND NON-COMPETITION AGREEMENT


     This Employment, Consulting and Non-Competition Agreement (this "Agreement") is made between NATURADE, INC., a Delaware corporation, 7110 East Jackson Street, Paramount, California 90723 (the "Company"), and ALLAN SCHULMAN, an individual, 1330 Southwind Circle, Westlake Village, California 91361 ("Schulman").

                              PRELIMINARY STATEMENT

     The Company and Schulman (collectively, the "Parties") are parties to that certain Employment Contract for President, dated June 1, 1992, (as extended, amended, supplemented or otherwise modified prior to the date hereof, the "Prior Agreement"). The Parties have also entered into a Stock Purchase Agreement, dated as of December 12, 1997, with Doyle & Boissiere LLC, a Delaware limited liability company, and certain shareholders of the Company (the "Stock Purchase Agreement") which provides, among other things, that Doyle & Boissiere LLC will purchase a majority interest in the stock of the Company and that the Parties will enter this Agreement.

                                    AGREEMENT

     Therefore, in consideration of the foregoing recitals and the mutual promises made herein, the Parties hereby agree as follows:

     1.   TERM.

          1.1 Beginning on the Closing Date (as defined in the Stock Purchase Agreement) and continuing for a period of 48 months thereafter or until the earlier date of the termination of this Agreement (the "Term"), in each case on the terms and subject to the conditions set forth herein, the Company hereby retains Schulman, and Schulman hereby accepts retention with the Company.

          1.2 The retention of Schulman hereunder shall begin and become effective only upon the Closing Date. Prior to such time as the retention of Schulman hereunder shall become effective, the terms and conditions of the Prior Agreement shall remain in effect and shall not be amended, supplemented or otherwise modified hereby so long as the Stock Purchase Agreement shall remain in effect. At such time as the retention of Schulman hereunder shall become effective, the terms and conditions of the Prior Agreement shall be terminated and be of no further force or effect.

     2. EARLIER TERMINATION. This Agreement may be terminated earlier than 48 months following the Closing Date on the terms and conditions hereinafter provided.

     3.   TITLE AND DESCRIPTION OF DUTIES.

          3.1 Schulman shall serve as Chairman Emeritus and an employee of the Company in such senior management level position as the Board of Directors of the Company (the "Board") shall require, and shall have such duties, rights, responsibilities, and privileges normally associated with the senior management level position he shall occupy. Schulman's initial primary responsibilities will be to enhance the Company's core existing business.

          3.2 Schulman shall also serve as a member of the Board for three consecutive (3) one year terms following the Closing Date. Provided Schulman shall continue to be a member of the Board during the first twelve months following the Closing Date, he shall during such twelve month period have the right to serve on a three person committee of the Board, which committee shall
(i) include two members of the Board designated by Health Holdings and Botanicals, Inc. (the initial designees being Lionel P. Boissiere, Jr. and William B. Doyle, Jr.), and (ii) have the right to approve any new President or Chief Executive Officer selected by the Board. Each member of the committee shall be entitled to one vote.

          3.3 Schulman shall comply with the reasonable directions of the Board or such Chief Executive Officer as the Board shall designate. Schulman shall also comply with reasonable travel requests, attend industry shows, and participate in customer calls, in each case as requested by the Board or such Chief Executive Officer as the Board shall designate; provided, however, that Schulman shall in no event be required to move his residence, travel for unreasonably extended periods of time, or be subjected to unreasonable or burdensome conditions.

     4. SALARY. As compensation for the services to be rendered by Schulman hereunder, during the Term, the Company shall pay to Schulman an annual salary (the "Salary") of $180,000, $144,000, $115,200, and $92,169, respectively, for the first, second, third and fourth twelve month periods, respectively, of the Term; provided, that such amounts shall be subject to adjustment as provided in
Section 6.3 hereinafter. The salary shall be payable to Schulman at such times and in a manner consistent with the Company's then current payment practices.

     5. STOCK OPTIONS. Schulman shall be eligible for Stock Options to the extent provided for in Section 13 of this Agreement.

     6.   CHANGE OF STATUS.

          6.1 The Board may, with or without cause and in its sole and complete discretion, at any time during the Term elect to replace or remove

Schulman from any employee position he may then occupy, and thereafter Schulman shall provide services to the Company under this Agreement as a consultant for the remainder of the Term. As a consultant, Schulman shall provide such services to the Company as the Board shall reasonably require as appropriate under the circumstances. In the event of such change of status Schulman shall be entitled to receive compensation and benefits from the Company at rates equal to his then effective Salary and benefits (including, without limitation, medical benefits for Schulman and his spouse) provided to him hereunder as an employee. Schulman shall at all times be subject to the direction of, and to the policies established by, the Board of the Company.

          6.2 During the first twelve months of the Term, Schulman shall devote his full time, attention and energies to the business of the Company; provided, however, that during each of the second, third and fourth twelve-month periods of the Term, the minimum portion of Schulman's time, attention, and energies required to be devoted by him to the business of the Company shall reduce proportionately in a manner reasonably corresponding to the annual Salary amounts, but not the benefits, payable hereunder in such corresponding twelve month period.

          6.3 Schulman may, upon 60 days prior written notice to the Company, elect to further reduce the portion of his time, attention, and energies devoted to the business of the Company, in which case his Salary, but not his benefits, shall be further reduced in reasonable proportion to Schulman's reduction in services to the Company.

     7. LOYAL AND CONSCIENTIOUS PERFORMANCE OF DUTIES. Schulman and the Company agree that to the best of their respective abilities and experience, each will, at all times loyally and conscientiously perform all of the duties and obligations required of such party either expressly or implicitly by the terms of the Agreement.

     8. COMPETITIVE ACTIVITIES. During the Term, Schulman shall not, directly or indirectly, either as an employee or employer, consultant, agent, principal, partner, stockholder (of more than 5% of the outstanding stock of any entity), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business conducted within the United States of America that is in competition in any material way with the business of the Company or the dietary supplements and natural health and beauty care business of the Company. The parties hereto intend the terms of this Section to be reasonable and in compliance with applicable law and in that regard, anything to the contrary appearing in this Agreement notwithstanding, if a court shall determine that the scope of this Section shall be unenforceable, such court is hereby authorized and empowered to restrict the geographic area and the scope of activities to which this Section pertains to the minimum extent necessary so that this Section, as so restricted, shall be rendered enforceable.

     9.   TRADE SECRETS.

          9.1 Schulman acknowledges and agrees that during the Term, in the course of the discharge of his duties hereunder, and in the course of the discharge of his duties and prior engagement and experience with the Company (under the Prior Agreement and otherwise), Schulman shall have access to and become, and in the past has had access to and has become, acquainted with or aware of material confidential information concerning the operation of the Company (collectively, the "Trade Secrets"), including without limitation, (i) information concerning the financial, personnel, sales, planning, shareholder identity, creditor identity, (ii) other information which the Company protects as Trade Secrets within the meaning of the Uniform Trade Secrets Act (California Civil Code Section 3426 et seq.) and (iii) information regularly used in the operation of the business of the Company which information is not generally known to the public except though the breach of any confidentiality obligation of Schulman to the Company.

          9.2 Schulman shall neither disclose any of such Trade Secrets, directly or indirectly to any person other than the Company and its representatives, nor use any of such Trade Secrets in any business activity, either during the Term or at any other time thereafter, except as is required in the course of the discharge of his duties hereunder.

          9.3 Upon the termination of this Agreement for any reason whatsoever, or whenever requested by the Board, Schulman shall return or cause to be returned to the Company all documents containing the Trade Secrets, without retaining any copies thereof, and any other property of the Company in Schulman's possession or custody.

     10.  INDEMNIFICATION.

          10.1 In addition to the duty to indemnify Schulman as an officer and employee pursuant to its Bylaws, the Company shall indemnify Schulman for all losses sustained by Schulman in direct consequence of the discharge of his duties, if any, as a consultant hereunder.

          10.2 Schulman is the personal guarantor of the $1,500,000 line of credit the Company has established at South Bay Bank. The Company shall use its commercially reasonable efforts to obtain the release of Schulman's guaranty of the South Bay Bank line of credit within 150 days of the Closing Date.

     11. SALARY CONTINUATION DURING DISABILITY. If Schulman, for any reason whatsoever, becomes disabled so that he is unable to perform the duties prescribed herein, the Company shall pay to Schulman a continuing monthly salary equal to 50% of Schulman's monthly Salary hereunder, payable in the same manner as provided for the payment of Salary herein, for an aggregate of twelve months of such disability or disabilities. However, Schulman's benefits, including medical coverage, shall not be reduced during the Term.

     12. TAX WITHHOLDING. The Company shall have the right to deduct or withhold from the compensation payable to Schulman hereunder any and all sums required for federal income and Social Security taxes, and all state or local taxes now applicable or that may be enacted and become applicable in the future.

     13. BONUS OR OPTIONS. The Parties agree that nothing appearing in this Agreement shall be construed to provide for or require the payment of any bonus to Schulman at any time. Any bonus or other compensation of Schulman in addition to that expressly set forth in this Agreement (a "Bonus") shall be negotiated by Schulman with the Company's Chief Executive Officer or Board following the Closing Date. In addition to the options described in Section 5 herein above, the Board will grant to Schulman options to acquire common stock of the Company ("Options"): (i) to participate in any management or senior management option plan generally offered to managers of the Company; and (ii) in such amounts and on such terms and conditions as the Board deems appropriate in its sole and complete discretion, subject to approval of Shareholders of the Company.

     14. GROUP LIFE INSURANCE. During the Term, the Company shall include coverage for Schulman, whether Schulman is either an employee or a consultant, under the Company's group term life insurance coverage, if any, which the Company provides to all its employees, or under substantially equivalent coverage.




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                                 Page 99 of 103

     15. GROUP MEDICAL INSURANCE. During the Term, the Company shall provide for Schulman and Schulman's spouse, whether Schulman is either an employee or a consultant, full medical coverage in a manner substantially equivalent to the coverage that has been provided prior to the Closing Date. Schulman, in his capacities as director, employee or consultant shall be deemed to provide to the Company during the Term not less than 30 hours per week of service, within the meaning of any medical plan offered by the Company. In the event medical coverage becomes unavailable, the Company will pay such medical benefits for Schulman and his spouse as had been available to them through medical insurance coverage prior to the Closing Date.

     16. AUTOMOBILE EXPENSE. During the Term the Company shall provide Schulman with an automobile, or, at the Company's option, reimburse Schulman for lease of an automobile at the rate of $1,250 per month. Schulman's mileage and customary charges shall be payable under and pursuant to the Company's then-current travel and entertainment policy. Schulman will pay for repairs and maintenance costs relating to the automobile provided by the Company. Schulman shall use his commercially reasonable efforts to cause the lease of the automobile now leased by the Company for his use to be transferred to him as lessee in lieu of the Company.

     17. OUT-OF-POCKET TRAVEL EXPENSE. The Company shall reimburse Schulman for out-of-pocket travel expenses incurred by him in connection with the business of the Company and in compliance with the Company's reimbursement policies.

     18. LEASE OF FACILITIES. The Company presently leases the office, manufacturing and warehouse facilities located at 7110 East Jackson Street, Paramount, California (the "Premises") from Schulman and the Company under a Lease dated August 1, 1988 which expires July 31, 1998. Simultaneously herewith, the Parties have entered into option agreements regarding the extension of such lease of the Premises and the purchase of the Premises by the Company.

     19.  TERMINATION FOR CAUSE.

          19.1 The Company reserves the right to terminate this Agreement without notice for cause if Schulman (1) wilfully breaches or habitually neglects material duties which he is required to perform under the terms of this Agreement; or (2) commits a felony or acts of dishonesty, fraud, misrepresentation, or other acts of moral turpitude, that will significantly prevent the effective performance of his material duties.

          19.2 The notice of termination required by this Section shall specify the ground for the termination and shall be supported by a statement of relevant facts.

          19.3 Termination under this section shall be considered "for cause" for the purposes of this Agreement.

     20.  TERMINATION WITHOUT CAUSE.

          20.1 This Agreement shall be terminated upon the death of Schulman.

          20.2 The Company reserves the right to terminate this Agreement three months after Schulman suffers any physical or mental disability that, in the opinion of Schulman's attending physician(s), prevents further performance of his duties under this Agreement. Such a termination shall be effected by giving 30 days written notice of termination to Schulman which notice shall set forth the specific reasons therefor.

          20.3 Termination under this Section shall not be considered "for cause" for the purpose of this Agreement.

     21. TERMINATION BY SCHULMAN. Schulman may terminate his obligations under this Agreement by giving the Company at least three weeks notice in advance, provided the Company shall have failed to comply with any of its material obligations hereunder for 30 days after notice to the Company of such failure to comply.

     22. EFFECT OF TERMINATION UPON COMPENSATION. In the event that this Agreement is terminated prior to the completion of the entire 48 month Term contemplated hereby, Schulman shall be entitled to the compensation earned by and vested in him prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date. Except as expressly provided in this Section, and by the terms of any agreement between the Parties pertaining to the grant of a Bonus or Options to Schulman as contemplated herein above, upon any termination of this Agreement by the Company, the Company shall have no obligations under this Agreement, including, without limitation, any obligation hereunder to pay Salary or Bonus or to provide other benefits, in each case except to the extent otherwise provided by law.

     23. ARBITRATION. Any controversy between the parties involving the construction, application or enforcement of any of the terms, covenants, or conditions of this Agreement shall be submitted to arbitration in Los Angeles, California, on the request of any party, and the arbitration shall comply with and be governed by the provisions of the California Arbitrations Act, (California Code of Civil Procedure Section 1280-1294.2). The prevailing party in any such controversy shall be entitled to recover reasonable attorney's fees and costs from the other party.

     24. NOTICES. Any and all notices or other communications required or permitted to be given by either Party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified postage prepaid, with return receipt requested. Notices shall be deemed duly served and given when personally delivered to the Party to whom directed or any of its officers, or, in lieu of such personal service, three days after being deposited in the United States Mail, first class postage prepaid, addressed as follows:

            To the Company:   Naturade, Inc.
                              7110 East Jackson Street
                              Paramount, California  90723
                              Attention:  Chairman of the Board of Directors

            To Schulman:      Allan Schulman
                              1330 Southwind Circle
                              Westlake Village, California  91361


     25. ENTIRE AGREEMENT. This Agreement supersedes the Prior Agreement and any and all other agreements, either oral or in writing, between the Parties hereto with respect to the retention of Schulman by the Company, and contains all of the covenants and agreements between the Parties with respect to that retention in any manner whatsoever. Except for the provisions of the Stock Purchase Agreement, each Party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodies herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Without limitation to the foregoing, this Agreement shall supersede and replace any inconsistent provisions of the Stock Purchase Agreement pertaining to retention by the Company of Schulman.

     26. MODIFICATION. Any modification of this Agreement will be effective only if it is in writing signed by the Party to be charged.

     27. EFFECT OR WAIVER. The failure of either Party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other Party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     28. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court, arbitrator or judicial officer of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     29. LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the law of the State of California.

     30. SUMS DUE DECEASED SCHULMAN. Should Schulman die during the Term, any sums that may be due him from the Company under this Agreement as of the date of his death shall be paid within thirty days following his death to Schulman's executors, administrators, heirs, personal representatives, successor or assigns.


Executed effective December 12, 1997, at Los Angeles, California.

THE COMPANY

NATURADE, INC.
A Delaware corporation


By     /s/  Paul D. Shapnick
    ------------------------------
       Paul D. Shapnick
       Chief Financial Officer



SCHULMAN


By     /s/  Allan Schulman
    ------------------------------
       Allan Schulman



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                                Page 103 of 103